ATTN:

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

Michael Boyle Deutsche Bank National Trust Company Fax: (714) 656-2629 Pentalpha Surveillance LLC Attn: Trust Oversight Manager JPMAC 2007-HE1 Via Fax: (716) 204-5902

FROM:	Carmine Pilla
JPMorgan Chase Bank, N.A.

RE:	Interest Rate Cap Confirmation

YOUR REF:
OUR REF:	# 2000005093143 / 2000005093142

DATE SENT:

Interest Rate Cap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

("JPMorgan")

and

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

 (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 14 June 2007, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Cap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	# 2000005093143 / 2000005093142

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	07 June 2007

Effective Date:	25 June 2007 subject to adjustment in accordance with the Modified Following Business Day Convention

Termination Date:	25 February 2009 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Premium Amount:	USD 1,500.00

Fixed Rate Payer Payment Date:	14 June 2007

Floating Amounts:

Floating Rate Payer:	JPMorgan

Cap Rate:	Per attached schedule in Exhibit A

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 June 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Amount:

In respect of any Calculation Period, an amount equal to the product of (a) the applicable Notional Amount times (b) the Floating Rate Day Count Fraction times (c) the greater of zero and the remainder of (i) the lesser of the applicable Floating Rate or 9.90% less (ii) the applicable CAP Strike A

Floating Rate for initial Calculation Period: Floating Rate Payer Payment Dates: Floating Rate Option:	To be determined Two (2) Business days preceding each Floating Rate Payer Period End Date. USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London, Los Angeles

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
ABA: 021000021
AC No: 099997979
Ref: # 2000005093143 / 2000005093142, JPMAC 2007-HE1
Payments to Counterparty in USD:	Deutsche Bank National Trust Company New York, NY 10006 ABA Number: 021-001-033 Account Number: 014-19-663 Name NYLTD Funds Control-Stars West Re: JPMAC 2007-HE1

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	SANTA ANA

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. JPMorgan is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Deutsche Bank National Trust Company (“DBNTC”) (i) this Confirmation is executed and delivered by DBNTC, not in its individual capacity but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, DBNTC, as trustee, JPMorgan Chase Bank National Association as servicer, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall DNBTC in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, the Pooling and Servicing Agreement or any related document,(iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty but for the purpose of binding only J.P. Morgan Mortgage Acquisition Trust 2007-CH2 and (iv) nothing herein contained shall be construed as creating any liability for DBNTC, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one the parties hereto.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): # 2000005093143 / 2000005093142

JPMorgan Chase Bank, N.A.

/s/ Edward R. Robinson

Name:	Edward R. Robinson

Title:	Associate

Accepted and confirmed as of the date first written:

J.P. Morgan Mortgage Acquisition Trust 2007-HE1 by:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-HE1 supplemental interest trust

/s/ Mei Nghia

Name:	Mei Nghia

Title:	Authorized Signer

Your reference number:

Exhibit A

start period	end period	Notional	Cap Strike A
6/25/2007	7/25/2007	46,075,000	7.410
7/25/2007	8/25/2007	44,369,000	7.160
8/25/2007	9/25/2007	42,385,000	7.160
9/25/2007	10/25/2007	40,137,000	7.400
10/25/2007	11/25/2007	37,634,000	7.160
11/25/2007	12/25/2007	34,893,000	7.400
12/25/2007	1/25/2008	32,106,000	7.160
1/25/2008	2/25/2008	29,379,000	7.160
2/25/2008	3/25/2008	26,712,000	7.660
3/25/2008	4/25/2008	24,103,000	7.160
4/25/2008	5/25/2008	21,551,000	7.400
5/25/2008	6/25/2008	19,056,000	7.160
6/25/2008	7/25/2008	16,615,000	7.400
7/25/2008	8/25/2008	14,228,000	7.160
8/25/2008	9/25/2008	11,894,000	7.160
9/25/2008	10/25/2008	9,611,000	7.400
10/25/2008	11/25/2008	7,378,000	7.160
11/25/2008	12/25/2008	5,194,000	7.400
12/25/2008	1/25/2009	3,058,000	7.160
1/25/2009	2/25/2009	969,000	7.160

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): # 2000005093143 / 2000005093142